UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2008

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2008, James W. Breyer, a member of the Board of Directors of RealNetworks, Inc. (the "Company"), informed the Company that he will not stand for re-election at the Company's 2008 Annual Meeting of Shareholders scheduled for June 3, 2008 (the "Annual Meeting"). Mr. Breyer is not standing for re-election for personal reasons and not due to any disagreement with the Company. Mr. Breyer, who has served as a director since 1995, will continue to serve as a director and a member of the Compensation and Strategic Transactions Committees of the Board of Directors until the expiration of his term at the Annual Meeting. Following the expiration of his term, the Company expects that Mr. Breyer will continue to work with the Company in an advisory capacity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

March 13, 2008	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. VP, General Counsel and Corporate Secretary